Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
May 27, 2025

Farmers and Merchants Bancshares, Inc.	Mr. Gary A. Harris
4510 Lower Beckleysville Rd, Suite H	President & CEO
Hampstead, Maryland 21074	(410) 374-1510, Ext. 1104

FARMERS AND MERCHANTS BANCSHARES, INC. PROVIDES UPDATE ON ITS DIVIDEND REINVESTMENT PLAN AND SEMI-ANNUAL DIVIDEND

HAMPSTEAD, MARYLAND (May 27, 2025) – On May 23, 2025, Farmers and Merchants Bancshares, Inc. (the “Company”), the parent of Farmers and Merchants Bank (the “Bank”), filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission the “SEC”) for the purpose of registering shares of the Company’s common stock for issuance under a new 2025 Dividend Reinvestment Plan (the “2025 DRIP”). The 2025 DRIP will replace the dividend reinvestment plan that the Company implemented in May 2017 under which no further shares remain available for issuance. The Registration Statement is not complete and is subject to review by, and must be declared effective by, the SEC before the Company can offer or sell any shares under the 2025 DRIP.

Because the Company cannot predict when or if the SEC will complete its review of the Registration Statement and declare it effective, and to allow stockholders sufficient time after the Registration Statement is declared effective to enroll in the 2025 DRIP, the Company’s Board of Directors has determined to delay the declaration of the semi-annual cash dividend. Although the Company can make no assurances, it anticipates that such dividend will be declared in June 2025. This one-time deviation to accommodate the 2025 DRIP does not represent an intention by the Company’s Board of Directors to alter its historical practice of declaring semi-annual cash dividends going forward.

The information set forth in this press release is not an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities. Offers and sales under the 2025 DRIP may be made only pursuant to a final prospectus that will be included in the Registration Statement and distributed to stockholders if and when the Registration Statement is declared effective.

Caution Regarding Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about, among other things, the industry and the markets in which the Company operates, are not guarantees of future performance, and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the SEC’s review of the Registration Statement in the anticipated timeframe or at all. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on our business or operations. These and other risks are discussed in detail in the registration statements and periodic reports that the Company files with the SEC (see Item 1A of Part I of the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2024. Except as required by applicable laws, the Company does not intend to publish updates or revisions of any forward-looking statements that the Company makes to reflect new information, future events or otherwise.

About Farmers and Merchants Bancshares, Inc.

The Company is a financial holding company and the parent company of the Bank. The Bank was chartered in Maryland in 1919 and has over 100 years of service to the community. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30, Route 795, Route 140, Route 26, and Route 45 corridors. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, Westminster, Eldersburg, and Towson. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through the OTC Markets Group’s Pink Market under the symbol “FMFG”.